EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8   No. 333-95029) of Overseas Shipholding Group, Inc. pertaining to OSG Ship Management, Inc. Savings Plan of our report dated June 25, 2010 on our audits of the financial statements and supplemental schedule of OSG Ship Management, Inc. Savings Plan as of December 31, 2009 and 2008 and for the years then ended, which is included in this Annual Report on Form 11-K.

/s/J.H. COHN LLP

New York, New York
June 25, 2010